Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-119462) of our report dated February 18, 2005, except for Note 12, as to which the date is February 28, 2005, with respect to the consolidated and combined financial statements of NationsHealth, Inc. included in this Annual Report on Form 10-KSB/A for the year ended December 31, 2004.

RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida
May 13, 2005